Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2025, relating to the consolidated financial statements of Wrap Technologies, Inc., as of and for the years ended December 31, 2024 and 2023, appearing in the Annual Report on Form 10-K of Wrap Technologies, Inc.

/s/ HTL International, LLC

Houston, Texas

April 25, 2025